As filed with the Securities and Exchange Commission on January 27, 2022

Registration No: 333-261643

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

  Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TANICO INC.
(Exact name of registrant as specified in its charter)

Nevada	7371	37-2002382
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ms. Tatiana Feneva

President/Secretary

387 Whitby Shores Greenway, Whitby, Ontario L1N 9R6 Canada

Telephone: 775-404-0333

Fax: 775-302-8538

Email: tanico.inc@outlook.com

Website: tanico.ca

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc.

401 Ryland St., STE 200-A

Reno, NV 89502

Telephone: (775) 401-6800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Law Office of Mont Tanner

2950 E. Flamingo, Suite G, LV, NV. 89121

mtannerlaw@aol.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	10,000,000	$0.01	$100,000	$9.27
Total	10,000,000	$0.01	$100,000	$9.27

(1)

There is no current market for the securities. The price at which the shares are being offered has been arbitrarily determined by us; this price is used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdictions where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _____ __, 2021

TANICO INC.

10,000,000 Shares of Common Stock par value $0.001 per share

This Prospectus relates to the direct Offering by TANICO INC. of up to 10,000,000 shares of our Common Stock, par value $0.001 per share. The Company is considered an “emerging growth company” as defined in the “JUMPSTART OUR BUSINESS STARTUPS ACT” and will be subject to reduced public company reporting requirements. There is no minimum offering of the TANICO INC., shares. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus.

OFFERING SUMMARY

Total number of offered shares	10,000,000	Common Stock
Price to the public (total)	$100,000
Price to the public (per share)	$0.01
Underwriter’s discounts and commissions	N/A
Net proceed company will receive from this Offering	$100,000
Net proceeds per share	$0.01

The offering may be extended for up to two years from effectiveness.  This is our initial public Offering.  Prior to this Offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. The Company will be offering the shares of common stock at a price of $0.01 per share until a market develops and our shares are quoted on the OTC Link LLC (“OTC Link” or “OTCQB”) or another quotation board and thereafter at prevailing market prices or privately negotiated prices. Please note we have not engaged a market maker to apply for admission to quotation of securities on any quotation board. There is no guarantee that our common stock will ever be quoted on the OTCQB.

The Company is offering the shares on a self-underwritten, “best efforts” basis directly through its CEO, Tatiana Feneva .  Ms. Feneva is the Company’s officer and director and currently controls the Company.   Ms. Feneva will own 33% of the company's common stock after the offering is fully complete d .

No Officer or Director will receive any compensation for her/his role in selling shares in the Offering. Management of the company determines the public Offering price at the time of the Offering at $0.01 per share. Our President and her affiliates have not acted as promoters nor do they have a controlling interest in any companies (either viable or dormant). Management will have sole control over company’s accounts. We have not made arrangements to place the funds in an escrow account with a third-party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the Offering process (see "Use of Proceeds" and "Plan of Distribution" sections).

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act. Please read the related disclosure contained on page 10 of this prospectus.

We are a small startup company with limited earnings to-date focusing on early-stage business activities. This fact may impose some limitations on our shareholders’ ability to re-sell their shares in our company. We are not a blank check company and have no plans or intentions to engage in a business combination following this Offering.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 27, 2022

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You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with any information other than that contained in this Prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus may only be used where it is legal to offer and sell our securities. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of our securities. Our business, financial conditions, results of operations and prospects may have changed since that date. We are not making an Offer of these securities in any jurisdictions where the Offer is not permitted.

About This Prospectus

It is important for you to read and consider all of the information contained in this Prospectus before making your investment decision.

This summary highlights information contained elsewhere in this Prospectus and in filings with the Securities and Exchange Commission incorporated by reference. You should carefully read the entire Prospectus, including “Risk Factors” on page 7, as well as any accompanying Prospectus supplement and the documents incorporated herein and therein, before investing in our common stock.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. You should read the entire Prospectus carefully, including our financial statements and the related notes and the information set forth under the heading “Risk Factors”, and “Management’s Discussion” and “Analysis of Financial Conditions and Results of Operations” in each case included elsewhere in this prospectus. Unless otherwise stated, references in this prospectus to “TANICO INC.”, “we,” “our,” the “Company” or the “Registrant” refer to TANICO INC., unless the context requires otherwise. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending September 30. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, par value $0.001 per share.

TANICO INC.

The Company

TANICO INC. was incorporated in the State of Nevada on May 3, 2021. Our office is located at 387 Whitby Shores Greenway, Whitby, Ontario L1N 9R6 Canada. Our telephone number: 775-404-0333, fax: 775-302-8538.

TANICO INC. is a new company specializing in development of a new type of computer games for the children ages 4 to 7. These games will encourage child intellectual development and provide parents with feedback on the progress of a child mental development. These games utilize the elements of Artificial Intelligence (AI) to support child psychological and mental development. Another important function of our games is to establish communication with a child and monitor her/his emotional and physical conditions. Based on a child habits and behavior these games can provide a valuable information to the parents of a child that will enhance their communication. Games can generate scenarios were some basic emotions like: resentment, jealousy, rage, fear, insecurity, joy, happiness could be expressed by child and capture child reaction. Physical and psychological state of a child also can be monitored and evaluated based on a child age and gender. There are absolutely no personal data is stored in any form.

The main purpose of the games is to provide healthy environment for child development and early detection of a situation when help of a professional child psychologist may be needed.

Implications of Being a new startup Company

We are a new startup company with no significant revenue to-date. Currently we have begun conducting business on a small scale. Our company is in the first stage of business activities such as acquiring new partners and promoting our products. Since incorporation, management has developed a detailed business plan.

We have identified our target market and obtained initial funding of $12,032 from our President Ms. Tatiana Feneva.

We will require additional funding in order to pursue our business objectives; there is no guarantee that we will be successful in this regard.

We will need to complete our Offering in order to cover an estimated $20,000 in federal securities law compliance costs which includes $14,000 in accounting and auditing costs for the 12-month period following the effectiveness of our registration statement.

Currently, our President devotes approximately 20 hours per week to the Company’s operations. We will require capital from this Offering to fund implementation of our business plan (as discussed in the "Plan of Operation" section of this Prospectus).

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Our financial statements from May 3, 2021 (inception) through September 30, 2021 report no revenue, a net loss from operations of ($7,405) and total assets of $16,127 consisting of cash. Most recent cash balance at October 30, 2021 was $9,574. We anticipate incurring monthly operational costs of about $2,000 until our offering is complete.

Our auditors have expressed substantial doubt regarding the company’s ability to continue as a going concern.

We currently do not have any written agreements in place for any investments or loans from third parties. We must raise cash to implement our business plan.

Should there be no additional capital raised, we will run out of funds by March 2022 ($9,574/$2,000).

Investors must be aware that we do not have enough capital to finance our business plans independently. We have no arrangements or contingencies in place in the event of ceased operations, in which case investors could lose their entire investment.

The Offering

We are offering, on a self-underwritten basis, a total of 10,000,000 shares of the common stock of our Company at a price of $0.01 per share. This is a fixed price Offering. This Offering of shares will terminate 365 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. The Offering price of the common stock has been arbitrarily determined and bears no relationship to our assets, book value, historical earnings or net worth. There is no minimum offering of the TANICO INC. shares; investors will not receive a return of their investment if all shares are not sold. The purchase of the common stock in this Offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only; no market currently exists for our common stock. Please refer to "Risk Factors" and "Dilution" sections before making an investment decision.

Issuer Seller Securities Offered	TANICO INC. TANICO INC. 10,000,000 shares of common stock
Offering Price Gross	$0.01 per share
Offering Price – Underwriter’s Discounts and Commissions	n/a
Offering Price Net	$0.01 per share
Offering Period	The shares are being offered for a period not to exceed 365 days from the effective date of this Prospectus
Number of Common Stock Issued and Outstanding Before Offering	5,000,000, all of which are held by our President
Number of Common Stock to be Issued and Outstanding After Offering	15,000,000
Gross Proceeds	$100,000
Underwriter’s Discounts and Commissions	N/A
Net Proceeds	$100,000
Risk Factors	See “Risk Factors” beginning on page 7 for a discussion of factors you should carefully consider before deciding to invest in our common stock
Going Concern	From inception until the date of this filing, we have had limited operating activities

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SUMMARY OF FINANCIAL DATA

The following tables set forth a summary of the Company’s financial information as provided in its latest quarterly financial statements for the quarter ended September 30, 2021 as derived from our audited financial statements and related notes included elsewhere in this Prospectus (Pending). Our audited financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The results presented below are not necessarily indicative of our future performance. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”.

Balance Sheet	September 30, 2021
Cash/Cash Equivalents	$16,127
Total Current Assets	16,127
Current Liabilities	18,532
Stockholders’ Equity	$(2,405)

Statement of Operations	September 30, 2021
Revenue	$-
Total Operating Expenses	7,405
Net Loss from Operations	$(7,405)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the risks disclosed below occur, our operating results and financial condition could be seriously harmed.

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”) by filing a Form 8-A on a pre-effective basis. The consequences to investors of us being a Section 15(d) registrant in comparison to a Section 12(g) registrant are as follows: Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission’s proxy rules and Section 16 of the Exchange Act.

Risk Relating to Business Operations

Our independent auditors express substantial doubt about our ability to continue as a going concern. If we do not generate substantial revenue from our business activities and are also unable to obtain capital from other resources, we will significantly curtail our operations or halt them entirely.

This opinion is based on limited operations to-date, the need to secure additional financing to support our operating plan. We cannot guarantee full success of our business. Our ability to run successful business depends on obtaining sufficient financing. Our competitive position in North America within the industry is negligible in light of the recent start up. We may not be able to attract enough customers to compete effectively. We have a limited operating history, which makes it difficult to evaluate our prospects and future financial results.

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As with any new startup company, an investment in TANICO INC. is considered a high-risk whereby you could lose your entire investment

We will incur significant expenses in order to implement our business plan, including estimated $20,000 in federal securities law compliance costs for the 12-month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by a new small startup company, many of which are beyond our control (such as unanticipated developmental expenses, inventory costs, employment costs, advertising and marketing expenses). We cannot provide assurance to investors that our proposed business plan [as described in this Prospectus] will materialize or prove successful. Due to the highly competitive industry segment, we may not obtain enough customers to sustain our business.

Our business operations are dependent upon the funding raised in this Offering

We require the proceeds from this Offering in order to expand our operations. We estimate spending $25,000 to setup our internet games software development and cover all related licensing fees, SEC compliance and filing expenses, legal and audit fees.

Obtained funding should allow us to initiate our marketing plans and work on future generation of our gaming products, web site and web advertising at an estimated cost of $15,500. We may need additional funds to continue and increase our business activities and to achieve a sustainable sales level where ongoing operations and expansion may be self- funded. There is no assurance that any additional financing will be available or on agreeable terms.

It will be difficult for you to evaluate us based on our past performance because we have a relatively new business with limited operating history

We were incorporated on May 3, 2021 and have been involved primarily in organizational activities to-date.

Focusing primarily on set up activities, we have generated no revenue since May 3, 2021 (inception) to September 30, 2021.

You cannot evaluate our business or our future prospects due to lack of operating history. To-date, we have been involved in limited business activities. Potential investors should be aware of the difficulties normally encountered by small startup companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence full business operations. We anticipate that we will initially incur increased operating expenses without realizing any significant revenue. We therefore expect to incur significant losses into the near future. We recognize that if we are unable to generate sufficient revenue from selling our products, we will not be able to continue operations.

If we lose any of our key personnel or fail to hire and retain other talented employees, our operations could be harmed

Our success depends on the services and decisions of our President, Tatiana Feneva. The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our President will not leave the company or compete against us in the future, as we presently have no employment agreement with her. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Ms. Tatiana Feneva could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

There is currently no formal compensation arrangement with the President (subject to potential changes)

We are not currently compensating our President for providing management services to us. We may decide to compensate her in the future if/when the cash flow generated from operations significantly exceeds our total expenses. Ms. Tatiana Feneva, as our President, has the power to set her own compensation as she sees fit. Such future compensation decisions could have an adverse effect on our bottom line.

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If we are unable to comply with applicable laws and regulations and reporting requirements of US securities laws, we could incur potential fines, penalties and assessments

Our President has no formal training in financial accounting and management; however, she has been preparing the financial statements that have been subsequently reviewed and audited (included in this Prospectus). She is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the SOX Act). Inability to create and implement the accounting controls and disclosure required under the SOX Act could result in fines, penalties and assessments against the company, and could ultimately cause you to lose your entire investment. Our President has had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, Ms. Tatiana Feneva may not be able to implement programs and policies in an effective and timely manner or in a manner, which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

Our limited resources may restrict our ability to manage any growth we may experience

Our President currently allocates 20 hours per week of her time to the operation of our business. If our business develops faster than anticipated, or if the President’s other commitments require her to devote more time than currently planned, there is no guarantee that she will devote the time necessary to assure Company success. There are no apparent current or potential material conflicts of interests that exist as a result of Feneva’ s other commitments. All future contracts expect to flow through TANICO INC.

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Our Executive Officers do not reside in the United States

The U.S. stockholders would face difficulty in:

•	Effecting service of process within the United States on our Officers;
•	Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Officers;
•	Enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our Officers; and
•	Bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our Officers.

We are an "emerging growth company" and intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies; as a result, our common stock may be less attractive to investors

We are an "emerging growth company", as defined in the Jumpstart Our Business Startups Act of 2012. We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer considered an “emerging growth company”, which in certain circumstances could be up to five years. There may be a less active trading market for our common stock and our stock price may be more volatile.

As an “emerging growth company”, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;
2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
3.

Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.

Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.

The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an “emerging growth company” must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

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Risks Relating to Common Stock

Because our President [who is also our sole promoter] will own 33.3% of the outstanding shares after this Offering, she will retain significant control of the Company, which in turn could decrease the price and marketability of the shares

After all shares of common stock of this Offering are sold, Ms. Tatiana Feneva will own 5,000,000 or 33.3% of total outstanding shares and will retain significant control. As a result, Ms. Tatiana Feneva will have an ability to influence the Company as follows:

•	elect or defeat the election of our directors;
•	amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

Because of the significant ownership position held by our insider, new investors may not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by Ms. Tatiana Feneva, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company; this could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are selling shares in this Offering without an underwriter and may be unable to sell all of the shares; we may have to seek alternative financing to implement our business plans

This Offering is self-underwritten, that is, we are not engaging the services of an underwriter to sell the shares. We intend to sell them through our President, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any/all of the shares. In the event we do not sell all of the shares before the expiration date of the Offering, we will have to seek alternative financing sources. There is no provision to refund all or a portion of the funds to our existing shareholders raised by selling company shares.

You will incur immediate and substantial dilution of the price you pay for your shares

Our existing stockholder acquired her shares at a cost of $0.001 per share, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this Offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them (see the “Dilution” table).

The proceeds of our Offering will be held in a standard corporate checking account (rather than an escrow account) until the Offering closes; it is possible that creditors of the company could attach these funds

Our management will have sole control over the withdrawal of funds. We have not arranged to place the funds in an escrow account with a third-party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the Offering process. Currently the management are not  aware of any creditors that would seek to attach the funds.  Apart from the already disclosed loans payable to our president Ms. Feneva the company does not have any other material liabilities to disclose at present time.

There is currently no market for our securities, there can be no assurance that any market will develop or that our common stock will be quoted for trading

There is no market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop or sustained after this Offering. After the effective date of the registration statement of which this Prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the acceptance criteria. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, if quoted, a market may not materialize.

Risk of losing investment

If our securities are not eligible for initial quotation, or not eligible for continued quotation on the Over-the-Counter Bulletin Board, or a trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless, resulting in a partial or complete loss of their investment.

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Purchasing "penny stock" limits investor’s ability to re-sell

The shares offered by this Prospectus constitute “penny stock” under the Exchange Act. The shares will remain “penny stock” for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a “penny stock”, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the “penny stock” market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in “penny stocks”. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FINRA sales requirements may limit a stockholder’s ability to buy and sell our stock

FINRA has adopted rules that require in recommending an investment to a customer; a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, restricting the states where you can resell the shares offered by this Prospectus

If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of the investment.

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If quoted, the price of our common stock may be volatile; you may not be able to sell your shares at or above the acquisition price

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;
•	our announcements of significant commissions and achievement of milestones;
•	our relationships with other companies or capital commitments;
•	additions or departures of key personnel;
•	sales of common stock or termination of stock transfer restrictions;
•	changes in financial estimates by securities analysts, if any; and
•	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

No dividends to be paid on our common stock in the near future

We have not declared or paid any dividends on our common stock since inception; we do not anticipate paying any such dividends for the near future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing shareholders

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 75,000,000 shares of common stock, of which 5,000,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority over issuing additional common shares and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your investment.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 404 of the SOX Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the SOX Act Section 404. As such standards are modified, supplemented or amended, it may be difficult to ensure effective internal controls over financial reporting. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The Offering price has been arbitrarily set by the Company; you may not realize a return on your investment upon resale of your shares

The Offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company has been formed on May 3, 2021 and has only limited operating history and earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the Offering price for the shares or the fairness of the Offering price used for the shares. As such, our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

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Cautionary disclosure regarding forward-looking statements

This Prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may”, “will”, “should”, “plans”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” section, and the section entitled “Description of Business”, as well as those discussed elsewhere in this Prospectus. Other factors include: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms and deployment of capital; and availability of qualified personnel.

These forward-looking statements are relevant as of the date of this Prospectus. We believe that the expectations reflected in the forward-looking statements are reasonable; however, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

The following table sets forth the uses of proceeds assuming the sale of either 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

Expense Category	Scenario 1 $25,000	Scenario 2 $50,000	Scenario 3 $75,000	Scenario 4 $100,000
Advertising	$1,000	$2,000	$3,000	$3,000
Web Hosting	1,000	1,000	2,000	2,000
Computer Hardware	1,600	2,000	4,000	4,000
Computer Software	1,000	3,000	5,000	5,000
Legal and Professional	$20,000	$20,000	$20,000	$20,000
Cost of Sales	n/a	n/a	n/a	2,000
Postage	200	200	500	500
Phone/Fax/Internet	200	300	500	500
Office Costs	n/a	n/a	n/a	10,000
Salaries	n/a	n/a	n/a	28,000
Subcontractor Costs	n/a	18,000	31,000	15,000
Travel	n/a	2,000	6,000	6,000
Accommodation	n/a	1,500	3,000	3,000
Staff Training	n/a	n/a	n/a	1,000

Amounts actually spent for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales/marketing and general/administrative costs may vary with business progress and development efforts, general business conditions and market reception. Our management has broad discretion to allocate the net proceeds to non-fixed costs. An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on product development and more on sales and marketing.

Note: there is no guarantee that we will receive any proceeds from the Offering.

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DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The Offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the Offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plan. Accordingly, the Offering price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

In this Offering, the level of dilution is increased as a result of the relatively low book value of TANICO INC. presently issued and outstanding stock. This is due to the shares of common stock issued to the Company’s President totaling 5,000,000 units at $0.001 per share for $5,000 cash versus the current Offering price of $0.01 per share.

The Company’s net tangible book value on September 30, 2021 was ($2,405) or approximately ($0.000481) per share, based upon 5,000,000 shares outstanding. Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $100,000, the net tangible book value of the 15,000,000 shares expected outstanding will be $97,595 or approximately $0.00651 per share.

Dilution Table

The price of the current Offering is fixed at $0.01 per common share. This price is significantly higher than the price of shares issued to our President for common equity acquired on July 5, 2021. Ms. Tatiana Feneva purchased 5,000,000 common shares for $5,000 or $0.001 per share.

Assuming completion of the Offering, there will be up to 15,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ equity of ($2,405) as of September 30, 2021.

Percentage of funding	100%	75%	50%	25%
Offering price	$0.01	$0.01	$0.01	$0.01
Shares outstanding after Offering	15,000,000	12,500,000	10,000,000	7,500,000
Amount of new funding	$100,000	$75,000	$50,000	$25,000
Book value before Offering (per share)	$(0.000481)	$(0.000481)	$(0.000481)	$(0.000481)
Book value after Offering (per share)	$0.006506	$0.005808	$0.004759	$0.003013
Increase per share	$0.006987	$0.006289	$0.005169	$0.003494
Dilution to investors	$0.003494	$0.004192	$0.005241	$0.006987
Dilution as percentage	35%	42%	52%	69%

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The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this Offering:

	Price per Share	Total Number of Shares Held	Percentage of Ownership	Consideration Paid
Existing Stockholder	$0.001	5,000,000	33.3%	$5,000
Investors in This Offering	$0.01	10,000,000	66.7%	$100,000

PLAN OF DISTRIBUTION

This is a self-underwritten Offering. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Ms. Tatiana Feneva, our President, will sell the shares of this Offering with intention to distribute among friends, family members and business acquaintances with no commission or other remuneration payable to her for any shares she sells. When offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. She will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the Offering of the issuer's securities and not be deemed to be a broker-dealer. Our President satisfies the requirements of Rule 3a4-1, because she:

(a)	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and

(b)

will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities neither she will be compensated in any other forms with the proceeds of this Offering; and

(c)	is not, nor will she be at the time of her participation in the Offering, an associated person of a broker-dealer; and

(d)

meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and Offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will not utilize the internet to advertise our Offering. We intend to advertise our products and services through our website. Ms. Tatiana Feneva will distribute the Prospectus to potential investors, business associates, friends and relatives who are interested in this Offering. No shares purchased in this Offering will be subject to any kind of lock-up agreement. Our President does not intend to purchase any shares in this Offering.

Section 15(g) of the Exchange Act

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the “penny stock” rules. Rule 15g-2 declares unlawful broker/dealer transactions in “penny stocks” unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a “penny stock” transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the “penny stock” in question.

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Rule 15g-4 prohibits broker/dealers from completing “penny stock” transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the "penny stock" transaction.

Rule 15g-5 requires that a broker/dealer executing a “penny stock” transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling “penny stock” to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in “penny stock” transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the “penny stock” rules may affect your ability to resell your shares.

Terms of the Offering

The shares will be sold at the fixed price of $0.01 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date of this Prospectus is effective and continue for a period not to exceed 365 days (the "Expiration Date").

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned to the subscriber immediately, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES

Capital Stock

Our authorized capital stock consists of 75,000,000 shares of common stock with a par value of $0.001 per share.

Common Stock

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our Directors. After this Offering is complete, assuming the sale of all of the shares of common stock, our President will own approximately 33% of our outstanding shares.

Please refer to the Company’s Articles of Incorporation, Bylaws for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

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Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

SHARES ELIGIBLE FOR FUTURE RESALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of September 30, 2021, we will have an outstanding aggregate of 15,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this Prospectus forms a part, the 10,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act. The remaining 5,000,000 restricted shares of common stock to be outstanding are owned by our President, known as our “affiliate,” and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest exceeding $50,000 directly or indirectly, in the Company or any of its parents or subsidiaries, nor was any such person connected with TANICO INC. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, President or employee.

Legal Matters

The validity of the common stock offered hereby has been passed upon for us by Law Office of Mont Tanner

Experts

The financial statements and schedules as of September 30, 2021 and for the periods then ended and report of JLKZ CPA LLP, an independent registered public accounting firm, are included on the authority of said firm as experts in auditing and accounting.

Rule 144 Shares

Currently, none of our securities may be resold pursuant to Rule 144. The securities sold in this Offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell her or her securities. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this Prospectus, but without an Offering of securities.

DESCRIPTION OF BUSINESS

Overview

TANICO INC. has been incorporated on May 3, 2021 in the State of Nevada. We have never been involved in any reclassification, merger, consolidation, purchase or sale of a significant amount of assets, nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.

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Our independent auditor has issued an audit opinion, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

"Emerging growth company" status

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year September 30, 2021 we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our “emerging growth company” status on the earliest occurrence of any of the following events:

1.	on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.	on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.	on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1.

it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2.	It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.	It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an "emerging growth company", exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.

Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.

Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.

The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an "emerging growth company" must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an "emerging growth company" may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an "emerging growth company". We have elected under this section of the JOBS Act to maintain our status as an "emerging growth company" and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

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Business of Issuer

Industry

Gaming industry is one of the fastest growing and largest technology sectors.

Around 73% of American kids age 2-17 played video games in 2019, a 6% increase over 2018. Video games accounted for 17% of kids’ entertainment time and 11% of their entertainment spending.

“Video games help children to be more open-minded.” 1*

Children Who Play Video Games Are More Open-Minded

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It has been a long-standing belief that video games have a negative impact on children, but recent research suggests that this is not the case. In fact, several studies assume that gaming and playing slots for fun actually increases cognitive skills and patience levels while also enhancing problem-solving abilities, especially if you manage to get True Blue casino $100 no deposit bonus. Research into the topic has found that many of these benefits are due to gamers developing an increased ability to think outside the box as well as being less judgmental when playing game scenarios in which they must choose one course of action over another.

While it may seem counterintuitive for young people who spend too much time indoors enjoying digital fare, those who play video games are actually more mentally adept than those with a less rigorous schedule; researchers say there is plenty of evidence to support this trend. Here are six ways in which video games change the brain:

•	Opening of children’s minds
•	Approach to problem-solving
•	Solving real-life problems
•	Hand-eye coordination and fine motor skills
•	Problem-solving skills
•	Empathy and compassion. 2*

1*	Financial Times (https://www.ft.com/content/f1fc6960-0f0f-44cb-8649-c45965ae399e)
2*	Sahar Enady. September 11, 2021 (https://viralrang.com/children-who-play-video-games-are-more-open-minded/)

Description of Products and Services

TANICO INC. is a new company that develops children's games that can provide valuable feedback to parents about child psychological well-being and early detection of any potential problems of psychological development. In the modern world, parents do not have enough time and experience to identify potentially dangerous psychological deviation in child behavior on early-stage (during early years of child development) and address it adequately.

The games we develop will generate specific situations and monitor the child's reaction.  Multiple consecutive steps allow seeing some repeating patterns and trends.  There are different types of games for each age, although by analyzing children's skills and intellectual abilities, the level of the games will adjust automatically.  No personal data is stored on our gaming servers.  Each account is only associated with parents’ email and/or with unique id number and password.  Account is optional and is only necessary if parents would like to receive feedback.  Parents will receive feedback regularly.  In case of early problems, they will receive a recommendation to see a professional help for their child.

With parents’ consent we can provide data to help professional child psychologists to conduct long-term monitoring of child behavior and receive more information about child mental development.  The psychologists can provide their valuable input on what game scenarios can identify different behavior patterns.

Target Market and Clients

Our target market is any family with preschool children age 4 to 7 years old, also professional child psychologists who wants with parents’ permission to monitor child behavior on a long-term basis.

During Phase 1 (initial stage) software development (online gaming, smart devices – smart phone, notepads etc.)

In Phase 2 – deployment, google play, apple, hosting gaming website.

Phase 3 business development.

Sources of Revenue

We have identified three main marketing client groups associated with the various streams of revenue:

Source #1 – Parents, for small subscription fee they can insure those children grow healthy and happy

Source #2 – Professional psychologists’ community, using our games for monitoring children with psychological deviations, for medical research.

The main target customer group will be parents. Today several billion people use personal computers or other internet enabled devices. Capturing a small sector of this user population could allow us to sell our products at a very attractive and affordable price.

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Marketing Strategy

Our marketing strategy is to use inexpensive and widely available advertising vehicles such as

1.	The company website
2.	YouTube
3.	Social Networks (Facebook, LinkedIn, Twitter etc.)

If we can obtain more financial resources, we can include Google advertising offers.

To increase customer interest in our products we can provide a free product trial for a fixed period of time.

Another option is to provide light version of our application for free and to offer more security and functionality in a full edition version.

The pricing of our products will be inexpensive allowing to penetration of a wider customer base.

We are planning to prepare YouTube demo to explain the benefits and advantages of using our applications and tools.

Competition and Competitive Strategy

The cybersecurity requires a very wide area of expertise so very few large companies can address all the security threats.

Our goal is to fulfill only a certain niche of the market and specialize on limiting customer’s internet exposure by simple and inexpensive applications. We are not marketing our company as Antivirus developers we will simply be providing an extra layer of security that will reduce the risk of external hacker attacks. Our software could be integrated in more advance firewalls and antivirus products.

Currently, our competitive position within the industry is negligible in light of the fact that we have just recently started our operations.

Out competitive advantages are:

•	Expertise
•	Performance
•	Flexibility
•	Price

Dependence on One or a Few Major Customers

Our target market is mostly retail customers so we do not have any dependencies on one or a few major customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. Out web domain and IP address as well as company information will be protected by our domain host. We do not own, either legally or beneficially, any patents or trademarks.

Governmental and Industry Regulations

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the normal business operations.

Compliance with Environmental Laws

Our operations are not subject to any environmental laws.

Facilities

We do not own or rent facilities of any kind. We conduct our operations from the facilities that our President provides to us free of charge. We consider our current principal office space arrangement adequate.

Employees

We have only commenced limited operations and currently have no employees other than managing officers. Our President Ms. Tatiana Feneva spends approximately 20 hours per week on our business and our treasurer Ms. Maria Tomskaia devotes up to 12 hours per week to company’s operations.

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Reports to Stockholders

We are currently not a reporting company, but upon effectiveness of the registration statement, of which this Prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Copies of these reports could be obtained from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website– tanico.ca

Description Of Property

We do not currently own any real property of any kind.

LEGAL PROCEEDINGS

No Director, person nominated to become a Director, Executive Officer, promoter or control person of our company has, during the last ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which she or he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB or another quotation board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop, or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Holders

As of September 30, 2021 we had 5,000,000 shares of our common stock outstanding following the issuance of shares to our President for the total cash proceeds of $5,000.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any securities authorized for issuance under any equity compensation plans.

"Penny Stock" Considerations

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stocks" are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The "penny stock" rules require a broker-dealer, prior to a transaction in a "penny stock", to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

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a.	contains a description of the nature and level of risk in the market for "penny stock" in both public Offerings and secondary trading;

b.

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;

c.	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for "penny stock" and the significance of the spread between the bid and ask price;

d.	contains a toll-free telephone number for inquiries on disciplinary actions;

e.	defines significant terms in the disclosure document or in the conduct of trading in "penny stock"; and

f.	contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a "penny stock", the customer with:

(a)	bid and offer quotations for the "penny stock";

(b)	the compensation of the broker-dealer and its salesperson in the transaction;

(c)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d)	a monthly account statement showing the market value of each "penny stock" held in the customer’s account.

In addition, the "penny stock" rules require that prior to a transaction in a "penny stock" not otherwise exempt from those rules; the broker-dealer must make a special written determination that the "penny stock" is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving "penny stock", and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the "penny stock" rules, stockholders may have difficulty selling those securities.

Immediately following this Offering our shares will likely be subject to "penny stock" rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

Sales of our common stock under Rule 144

We presently have 5,000,000 common shares outstanding held by our President. None of our securities currently may be resold pursuant to Rule 144. The securities sold in this Offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this Prospectus, but without an Offering of securities.

Dividend Policy

We have not declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial conditions, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

SELECTED FINANCIAL DATA

The following tables set forth a summary of the Company’s financial information as provided in its year-end financial statements for the period from May 3, 2021 (Inception) to September 30, 2021 as derived from our audited financial statements and related notes included elsewhere in this Prospectus (Pending). Our audited financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The results presented below are not necessarily indicative of our future performance. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”.

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TANICO INC. Balance Sheet As of September 30, 2021

September 30, 2021
ASSETS

Current Assets
Cash & Cash Equivalents	$16,127
Total Assets	$16,127

LIABILITIES AND STOCKHOLDERS’ EQUITY

Other Payable	$6,500
Due to Related Party	12,032
Total Liabilities	18,532

Stockholders’ Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized, 5,000,000 shared issued and outstanding, respectively	5,000
Accumulated Deficit	(7,405)
Total Stockholders’ Equity (Deficit)	(2,405)

Total Liabilities and Stockholders’ Equity	$16,127

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial conditions and results of operations should be read together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this Prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Forward looking statement

This section contains important information about our forward-looking statements. Please also see our annual financial statements.

Our public communications may contain "forward-looking statements" – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," “estimate,” “forecast” or "target."

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our announced plan to raise fund to continue operations and become a public company registered with SEC.

For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include:

•	our ability to complete current offering to raise capital;
•

amount and timing of our cash flows from operations and other conditions, which may affect our ability to continue as a going concern and pay expenses associated with becoming public company under SEC.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money through this Offering. We believe that we will be able to raise enough money through this Offering to expand our operations; however, there is no guarantee that business sustains long term. At the present time, we have not made any arrangements to raise additional cash, other than through this Offering.

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We are an "emerging growth company" as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to: not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected under this section of the JOBS Act to maintain our status as an "emerging growth company" and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Results of Operations since May 3, 2021 (inception) to September 30, 2021

Since inception to September 30, 2021, our operating expenses were comprised of professional fee $6,535 and general and administrative expenses of $870.

We anticipate that our legal and accounting fees will increase to $20,000 over the next 12 months as a result of becoming a reporting company with the SEC.

Activities To-date

A substantial portion of our activities to-date has been focused on developing a sound business plan. We have also established the company's office.

Continue to work on Company website and presentation materials for prospective clients.

Since inception, we have issued 5,000,000 shares of common stock to our President.

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Plan of Operations

Below is the summary of our business plan that includes the following activities and expenditures:

Option 1 $
Month 1
Develop company website (initial)	500
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	1,400
Computer Hardware	1,600
Computer Software	1,000
Month 2
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	1,400
Month 3
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	1,400
Total 1st quarter	7,975
Month 4
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	1,400
Advertising and Promotion	100
Month 5
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	1,400
Advertising and Promotion	100
Month 6
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	1,400
Advertising and Promotion	100

Total 2nd quarter	5,175
Month 7
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	1,400
Advertising and Promotion	100
Month 8
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	1,400
Advertising and Promotion	100
Month 9
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	1,400
Advertising and Promotion	100
Cost of Sales	200
Total 3rd quarter	5,375
Month 10
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	1,400
Advertising and Promotion	100
Cost of Sales	200
Month 11
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	1,400
Advertising and Promotion	100
Cost of Sales	200

Month 12
Web Hosting	100
Phone/Fax/Internet	100
Postage	25
Legal and Professional Fees	2,100
Advertising and Promotion	100
Cost of Sales	200
Total 4th quarter	6,475
ANNUAL SPEND BY CATEGORY:
Advertising and Promotion	1,400
Web Hosting	1,200
Computer Hardware	1,600
Computer Software	1,000
Legal and Professional Fees	17,500
Cost of Sales	800
Postage	300
Phone/Fax/Internet	1,200
Office Costs	0
Salaries	0
Subcontractor Costs	0
Travel expenses	0
Accommodation	0
Staff Training	0
Total Cost 12 months	25,000

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Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial conditions, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Liquidity and Capital Resources

As of September 30, 2021 the Company reported the cash/cash equivalent balance of $16,127 and liabilities of $18,532. The available capital of the Company is sufficient for the Company to remain operational long term.

Since inception, our President purchased 5,000,000 shares of common stocks for the price $0.001 per share. Our President has agreed to provide additional capital via long-term loan in order to complete the Offering and registration process if required.

We are attempting to raise funds to proceed with our plan of operation. Our current cash balance will be used to pay the fees and expenses of this Offering. We will have to obtain additional funding from our President. However, she has no formal commitment, arrangement or legal obligation to loan funds to the Company. To proceed with our operations for first twelve months, we need a minimum of $25,000. Based on this estimate and on current cash and accounts receivable we can sustain operations until March 2022 [$16,127/$25,000 = 6 months]. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, all funds raised will be applied to the items set forth in the Use of Proceeds section of this Prospectus. In the long term we may need additional financing. We do not currently have any arrangements for obtaining such additional financing. Such additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms and conditions of additional financing available. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Going Concern Consideration

Our auditors have issued a going concern opinion, meaning that there is substantial doubt for the company to continue as an on-going business for the next 12 months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this Offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this Offering. We must raise cash to implement our strategy and stay in business. If we sell at least 25% of the shares in the Offering we will have the resources to operate for the next 12 months, including for the costs of becoming a publicly reporting company. The company anticipates to incur approximately $20,000 in legal and registration cost over the next 12 months.

Limited operating history and need for additional capital

We have no historical financial information upon which to base an evaluation of our performance. We are in a start-up operation stage and have not yet generated any revenue as of the date of this Prospectus. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishing a new business enterprise, including limited capital resources and possible overruns due to price and cost increases in services and products.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and positions of our directors and executive officers:

Name	Age	Position

Ms. Tatiana Feneva	48	President, Secretary, Chief Executive Officer and member of the Board of Directors

Ms. Maria Tomskaia	27	Treasurer

The persons named above have held their offices/positions since the inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

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Biographical Information

Set forth below is a brief description of the background and business experience of our executive Officers:

Ms. Tatiana Feneva – President

Ms. Tatiana Feneva has been our President, Secretary, and a member of the Board of Directors since our inception on May 3, 2021.

EDUCATION

Yaroslavl University - Yaroslavl, Russia (1995) - Master’s Degree in Child Psychology

Ryerson University, Toronto (2006) - Human Resources Management

ACCOMPLISHMENTS

•	Developed and implemented an ongoing diagnostic program for children age 5 to 12 years old
•	Developed and implemented programs for behavioral adjustment of children
•	Published two programs on memory and attention development in educational trade publications in 1998
•	Developed and implemented a 360-degree evaluation tool used by teachers, students and management

***************************************************

SKILLS:

•	Extensive knowledge of Child Psychology and Child Development
•	Ability to deal with children with social, emotional and behavioral problems
•	Strong analytical and problem-solving skills developed through academic and work experience
•	Planning and organizing skills cultivated through conducting research for work projects and university assignments

***********************************************************************

PROFESSIONAL EXPERIENCE

MAURICE ROOFING LTD - April 2010 – present

Oshawa, ON

Office Manager

•	Maintain all new and existing employee files to ensure documentation is current and confidentiality is preserved.
•	Prepare and deliver training programs to employees.
•	Enter and update the benefits administration system data and liaise between employees and service providers to resolve issues and concerns.
•	Provide data entry for Account Payable, Account Receivable and Payroll systems.
•	Respond to routine questions regarding company policies and procedures and perform additional administrative support, as required, to assist in the smooth operation of the company.

Whitby, ON Child Care Provider      Jan 2003 – March 2010

•	Interact with and guide children through a variety of individual and group activities aimed at developing social, physical, emotional and cognitive skills
•	Set up and maintain a safe, clean, well-organized child care environment
•	Systematically observe children and identify their needs
•	Constantly experiment and modify the environment to meet the perceptions of each child’s needs and interests
•	Help children develop the kindness, courtesy, and self-discipline

POMORSKIY UNIVERSITY - Aug 1995- Apr 2000

Naryan-Mar, Russia

Psychologist

•

Collaborated extensively with parents, teachers, administrators, and community agencies to identify students’ needs through evaluation of academic skills, intellectual function, emotional development, social adjustment, learning environment, and school climate

•

Provided individual and group counseling and training to children and families on a full range of human issues from behavioral noncompliance to sexual abuse to achieve more effective personal, and social development and adjustment

•	Applied psychological theory and principles regarding students’ behavior and mental processes such as learning, memory, perception, and language development
•	Developed lessons and lectured on Educational Psychology, Child Psychology and Child Development
•	Organized and conducted psychological seminars and conferences for students, teachers, and management
•	Demonstrated innovative interest in synthesizing information to formulate hypotheses and experimental designs, conduct studies and publish research papers

The specific experience, qualifications, attributes, and skills led to the appointment of Ms. Tatiana Feneva as our President.

Ms. Maria Tomskaia - Treasurer

Ms. Maria Tomskaia has been our Treasurer since July 4, 2021.

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Ms. Maria Tomskaia schedule currently allows her to spend up to 12 hours per week on company’s operations. He indicates willingness to devote more of her time and resources as our business grows.

Work Experience

Freelance graphic designer  2019 - present (https://mariatomski.carbonmade.com/)

Shop Technician at MindWarpFX, Scarborough, Ontario Summer 2019

•	Makeup Fx technician & fabricator for various productions including: Amazon Prime's

The Boys - Season 2 & Saw 9 - The Organ Donor

Freelance Prosthetic & Beauty Makeup Artist, Toronto, Ontario May 2017- present

·	Beauty makeup for short films
·	Wedding & commercial makeup
·	Custom creature makeups
·	Trauma prosthetics for individual clients

Animator and Brand Marketing for Treemarc, Toronto, Ontario May - August 2017

·	Lead developer of branding and advertising for a startup company
·	Responsible for designing and animating digital storefront
·	Created a series of 2D animations

Education and Qualifications:

Bachelor of Animation at Sheridan College	2013-2017
Advanced Figure Drawing with Brian Hladin	2016
Analytical Life Drawing at CGMA Online Academy	2015
Animation 1 at Studio Technique Online Academy	2014
Introduction to Zbrush	2014
Art Fundamentals Diploma	2013

Skills

•	Stop motion set design
•	Digital sculpting techniques
•	2D & 3D animation & digital compositing
•	Stop-motion puppet fabrication & animation
•	Extensive anatomical knowledge

Achievements

•	Completed solo short stop-motion film "Reflection" at Sheridan College
•	"Reflection" screened at Ottawa International Animation Festival, Festival Stop Motion Montreal & Official Selection at Berlin Flash Film Festival
•	Apprentice with Maxim Grunin, MFA

During the past ten years, Ms. Tatiana Feneva and Ms. Maria Tomskaia have not been the subject of any the following events:

1.	Any bankruptcy petition filed by or against any business of which either were a general partner or executive Officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding;
3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting either Ms. Tatiana Feneva or Ms. Maria Tomskaia involvement in any type of business, securities or banking activities;

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Board Composition

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of Directors from time to time. Each Director serves a term expiring at the next annual shareholders meeting and until his successor is elected and qualified, or until his resignation, removal from office, or death.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of Directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, such functions that would have been performed by such committees are performed by our President. Thus, there is an inherent conflict of interest.

Director Independence

As of the date of this Registration Statement filed on Form S-1, we do not have any independent Directors.

Significant Employees

We have no significant employees other than the executive Officers described earlier.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Executive Compensation

The members of our Board of Directors are not compensated for their services. The Board has not implemented a plan to award options to any Directors. There are no contractual arrangements with any member of the Board of Directors. We have no Director's service contracts in place.

Since our incorporation on May 3, 2021, we have not compensated and have no arrangements to compensate our President Ms. Tatiana Feneva for her services. However, we anticipate that Ms. Tatiana Feneva will receive compensation from the Company once cash flow that we generate from operations significantly exceeds our total expenses. We have not granted any stock options to Ms. Tatiana Feneva; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Ms. Tatiana Feneva; we have not entered into any employment or consulting agreements with Ms. Tatiana Feneva. However, as President of the company Ms. Tatiana Feneva has the power to set her own compensation.

The following table sets forth the compensation paid by us for the period from inception until September 30, 2021 and subsequent thereto, for our President and Treasurer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation addresses all compensation awarded to, earned by, or paid to our named executive Officers.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ms. Tatiana Feneva, President	2021	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Ms. Maria Tomskaia, Treasurer	2021	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Outstanding Equity Awards at September 30, 2021

We do not currently have a stock option plan or any other long-term incentive plans that intend to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our Executive Officers since inception; accordingly, none was outstanding at September 30, 2021.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with our Executive Officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers or Directors that would result from the resignation, retirement or any other termination of such person. There are no arrangements for our Directors or Officers that would result from a change-in-control.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Corporate Governance

We have no members of our Board of Directors that are considered to be “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

We do not have any standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, none of the following parties have, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-	The Officers and Directors;
-	Any Person proposed as a nominee for election as a director;
-	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
-	Any relative or spouse of any of the foregoing persons who have the same house as such person.

On July 5, 2021 our President Ms. Tatiana Feneva purchased 5,000,000 common stock shares for $5,000 or $0.001 per share. The shares were issued under Regulation S of the Securities Act of 1933.

Our business plan contemplates eventually entering into a formal employment agreement with Ms. Tatiana Feneva in regards to her management services for set monthly consideration. However, we do not anticipate entering into such an agreement with Ms. Tatiana Feneva until our cash flow from operations justifies such an agreement.

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We have not entered into any other transaction, nor are there any proposed transactions, in which our President, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our President may be considered a promoter of the Company due to her participation in and management of the business since our incorporation.

If insufficient funds are raised Ms. Tatiana Feneva has agreed to loan company funds to complete the registration process.

We are currently operating out of the premises of our President on a rent-free basis during the initial business activities. We consider our current principal office space arrangement adequate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On July 5, 2021, we issued an aggregate of 5,000,000 shares of our common stock to our President for the total consideration of $5,000.

The following table sets forth the information regarding the beneficial ownership of our common stock as of September 30, 2021 for our President. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by her or him, subject to applicable community property laws, and the address for each person listed in the table is TANICO INC., 387 Whitby Shores Greenway, Whitby, Ontario L1N 9R6 Canada.

The percentage ownership information shown in the table below is calculated based on 5,000,000 shares of our common stock issued and outstanding as of September 30, 2021. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name and Address of Beneficial Owner	No. of Common Stock Before Offering	No. of Common Stock After Offering	Percentage of Ownership Before Offering
Ms. Tatiana Feneva	5,000,000	5,000,000	100%
Ms. Maria Tomskaia	0	0	0
Officers and Directors (2 persons)	5,000,000	5,000,000	100%

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, Directors and greater than ten percent stockholders are required by the SEC regulation to furnish us with copies of all Section 16(a) forms they file.

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FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Tanico Inc.

September 30, 2021

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of Tanico, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Tanico, Inc. (the Company) as of September 30, 2021, and the related statements of operations, stockholders’ equity, and cash flows for each of for the period from May 3, 2021 (inception) to September 30, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021, and the results of its operations and its cash flows for the period from May 3, 2021 (inception) to September 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had incurred substantial losses during the year and negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The Critical Audit Matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ JLKZ CPA LLP

We have served as the Company’s auditor since 2021.

JLKZ CPA LLP.

Flushing, New York

November 29, 2021

F-2

Tanico Inc. Balance Sheet As of September 30, 2021

September 30, 2021
ASSETS
Current Assets
Cash & Cash Equivalents	$16,127
Total Current Assets	16,127
Total Assets	$16,127

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Other Payable	$6,500
Due to Related Party	12,032
Total Liabilities	18,532

Commitments and contingencies	-

Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 75,000,000 shares authorized, 5,000,000 shares issued and outstanding	5,000
Additional Paid-In Capital	-
Accumulated Deficit	(7,405)
Total Stockholders’ Equity (Deficit)	(2,405)
Total Liabilities and Shareholders’ Equity (Deficit)	$16,127

The accompanying notes are an integral part of these financial statements.

F-3

Tanico Inc. Statement of Operations For the period from May 3, 2021 (inception) to September 30, 2021

From May 3, 2021 (inception) to September 30, 2021
REVENUE	$-
EXPENSES
General and Administrative	870
Professional	6,535
Total Expenses	7,405
Loss from Operations	(7,405)
NET LOSS	$(7,405)

Basic and Diluted Net Loss per Common Share	$0.00

Weighted-Average Number of Common Shares Outstanding	2,913,907

The accompanying notes are an integral part of these financial statements.

F-4

Tanico Inc. Statement of Cash Flows For the period from May 3, 2021 (inception) to September 30, 2021

From May 3, 2021 (inception) to September 30, 2021
CASH FLOWS FROM OPERATING ACTIVITES:
Net Loss	$(7,405)
Other Payable	6,500
Net cash used in operating activities	(905)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Related Party	12,032
Proceeds from Sale of Common Shares	5,000
Net Cash Provided by Financing Activities	17,032

Net Increase (Decrease) in Cash	16,127

Cash, Beginning of Period	-
Cash, End of Period	$16,127

Supplemental Disclosure of Cash Flow Information
Cash Paid for:
Interest	-
Income Taxes	-

The accompanying notes are an integral part of these financial statements.

F-5

Tanico Inc. Statement of Stockholders Equity For the Period from May 3, 2021 (inception) to September 30, 2021

	Common Stock		Additional Paid-in	Accumulated
	Number of Shares	Amount	Capital	Deficit	Total

Balance, May 3, 2021 (inception)	-	$-	$-	$-	$-
Issuance of Common Shares for Cash	5,000,000	$5,000	-		$5,000
Net Loss	-			(7,405)	(7,405)
Balance, September 30, 2021	5,000,000	$5,000	$-	$(7,405)	$(2,405)

The accompanying notes are an integral part of these financial statements.

F-6

Tanico Inc.

From May 3, 2021 (inception) to September 30, 2021

Notes to the Financial Statements

Note 1 - Organization and Operations

Tanico Inc. was incorporated in the State of Nevada on May 3, 2021. Our offices are located at 387 Whitby Shores Greenway, Whitby, ON Canada. The company will develop new type of computer games for the children ages 4 to 7. These games will encourage child intellectual development and provide parents with feedback on the progress of a child mental development. Our aim is to develop Tanico Inc. in phases. The first phase of development will focus on design solutions. The second phase will be further development of new gaming software solutions.

Note 2 – Significant and Critical Accounting Policies and Practices

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimate(s) and assumption(s) affecting the financial statements was (were):

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

F-7

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses approximate their fair values because of the short maturity of these instruments.

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modelling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

F-8

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash is held on deposit with a Canadian government regulated bank, where the first $100,000 of the deposit funds are fully insured.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company;

f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

F-9

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

The Company did not have any commitments or contingencies as of September 30, 2021.

Revenue Recognition

The Company adopted ASU 201409, Topic 606 on April 1, 2018, using the modified retrospective method. ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts.

The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The adoption of Topic 606 has no impact on the Company’s financials as the Company has not generated any revenues.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

F-10

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the year ended September 30, 2021.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the year ended September 30, 2021.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. We do not expect the adoption of this guidance to have a material impact on the Company’s financial statements.

F-11

In February 2020, the FASB issued ASU 2020-02, “Financial Instruments – Credit Losses (Topic 326) and Leases (topic 842) Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (topic 842)”. This ASU provides guidance regarding methodologies, documentation, and internal controls related to expected credit losses. This ASU is effective for interim and annual periods beginning after December 15, 2019, and early adoption is permitted. The Company is evaluating the impact of this guidance on its consolidated financial statements.

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements

Note 3 – Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company is in a startup mode; it had a net loss from operations of $7,405; net cash used in operating activities of $905 from May 3, 2021 (inception) to September 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is devoting substantially all of its current efforts to establishing the business and its planned principal operations have not commenced. The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholder's Equity

Shares Authorized

The Company is authorized to issue is Seventy-Five Million (75,000,000) shares of Common Stock, par value $0.001 per share.

Common Stock

On July 5, 2021 the Company sold 5,000,000 shares of common stock to the President of the Company at $0.001 per share for $5,000 in aggregate for cash.

F-12

Such shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Rule 506 of Regulation D promulgated thereunder.

As of September 30, 2021 there were 5,000,000 total shares issued and outstanding.

Note 5 – Related Party Transactions

Loan Payable - President

During the period ended September 30, 2021, Tatiana Feneva, the President and a Director of the Company, advanced $12,032 as working capital to the company. The loan is unsecured, non-interest bearing, and due on demand.

As of September 30, 2021, the outstanding balance payable to related party was $12,032.

Note 6 – Income Tax Provision

Deferred Tax Assets

At September 30, 2021, the Company had net operating loss (“NOL”) carryforwards for Federal income tax purposes of $7,405 that may be offset against future taxable income indefinitely limited to 80% of taxable income. No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets of approximately $1,555 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Components of deferred tax assets are as follows:

September 30, 2021
Net deferred tax assets:
Net operating income (loss) carry forward	$(7,405)
Expected income tax benefit from NOL carry-forwards	1,555
Less: valuation allowance	(1,555)
Deferred tax asset, net of valuation allowance	$-

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

From May 3, 2021 (inception) to September 30, 2021

Federal statutory income tax rate	21%
Increase (reduction) in income tax provision resulting from:
Net operating loss (“NOL”) carry-forwards	-21%
Effective income tax rate	0%

Note 7 – Subsequent Events

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to September 30, 2021 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-13

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None

Item 9A. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures.

An evaluation was performed under the supervision and with the participation of our management, including the Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934) as of September 30, 2021. Based on and as of the time of such evaluation, our management, including the Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were effective as of the end of the period covered by this report to ensure that information required to be disclosed by us in the reports that we file or submit is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act of 1934 is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Management's Report on Internal Control over Financial Reporting.

Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f). Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting as of September 30, 2021, based on the framework in Internal Control -Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that evaluation our management concluded that our internal control over financial reporting was effective as of September 30, 2021. The effectiveness of our internal control over financial reporting as of September 30, 2021 has been audited by JLKZ CPA LLP, an independent registered public accounting firm, as stated in its attestation report, which is included in Item 8 and is incorporated into this Item 9A by reference.

Changes in Internal Control over Financial Reporting.

No changes in our internal control over financial reporting were identified as having occurred during the quarter ended September 30, 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information.

No report required.

35

AVAILABLE INFORMATION

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”) by filing a Form 8-A on a pre-effective basis. The consequences to investors with the company being a Section 15(d) registrant vs. Section 12(g) registrant are as follows: Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission’s proxy rules and Section 16 of the Exchange Act.

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus. For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The Nevada General Corporation Law requires to indemnify Officers and Directors for any expenses incurred by any Officer or Director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such Officer or Director because of his or her status as an Officer or Director, to the extent that the Director or Officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an Officer or Director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such Officer or Director acted in good faith and in a manner in which she or he reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested Directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of Directors consisting of disinterested Directors, or by independent legal counsel in a written opinion if a quorum of disinterested Directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a Director or Officer if a final adjudication establishes that the Officer's or Director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an Officer or Director to apply to the court for approval of indemnification even if the Officer or Director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of Directors is not permitted for the unlawful payment of distributions, except for those Directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our Directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

The estimated costs of this Offering (assuming all shares are sold) are as follows:

Expenses	Amount ($)
SEC Registration Fee	9
Audit Fees	14,000
Legal Fees	2,491
EDGARization Fees	2,500
Transfer Agent Fees	1,000
TOTAL	20,000

(1) All amounts are estimates, other than the SEC’s registration fee.

36

Indemnification Of Director And Officers

TANICO INC.’s bylaws allow for the indemnification of the Officer and/or Director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the Director, Officer or employee as is proper under the circumstances if she or he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a Director, Officer and/or person controlling TANICO INC., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

Recent Sales of Unregistered Securities

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Ms. Tatiana Feneva 387 Whitby Shores Greenway, Whitby, Ontario L1N 9R6 Canada	July 5, 2021	5,000,000	$5,000.00

We issued the foregoing restricted shares of common stock to our President pursuant to Section 4(2) of the Securities Act of 1933. Ms. Tatiana Feneva is a sophisticated investor, she is our President, and is in possession of all material information relating to the Company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Legal Opinion of Law Office of Mont Tanner
10.1	Director’s Loan Agreement to finance the registration process*
23.1

Consent of Independent Registered Public Accounting Firm - JLKZ CPA LLP (Incorporated by reference to Exhibit 23.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on December 14, 2021)

23.3	Consent of Lawyer, Law Office of Mont Tanner (included in exhibit 5.1)
99.1	Form of Subscription Agreement

Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an Offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary Offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 383;

(ii) Any free writing Prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the Offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Directors, Officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, Officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the Offering of the shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

Until _________________, all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Whitby, ON Canada on January 27, 2022

TANICO INC.

By:	/s/ Tatiana Feneva
Name:	Tatiana Feneva
Title:	President, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Tatiana Feneva
Tatiana Feneva	President, Secretary and Director (Principal Executive, Financial and Accounting Officer)	January 27, 2022

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Legal Opinion of Law Office of Mont Tanner
10.1	Director’s Loan Agreement to finance the registration process*
23.1

Consent of Independent Registered Public Accounting Firm - JLKZ CPA LLP (Incorporated by reference to Exhibit 23.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on December 14, 2021)

23.3	Consent of Lawyer, Law Office of Mont Tanner (included in exhibit 5.1)
99.1	Form of Subscription Agreement

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